Exhibit 21.1
SUBSIDIARIES OF COREBRIDGE FINANCIAL, INC.
as of December 31, 2022

Legal Name	Jurisdiction of Incorporation or Organization

Corebridge Financial, Inc.	Delaware
AIG Life Holdings, Inc.	Texas
AGC Life Insurance Company	Missouri
AIG Life of Bermuda, Ltd.	Bermuda
American General Life Insurance Company	Texas
SunAmerica Asset Management, LLC	Delaware
AIG Capital Services, Inc.	Delaware
The United States Life Insurance Company in the City of New York	New York
The Variable Annuity Life Insurance Company	Texas
VALIC Financial Advisors, Inc.	Texas
Valic Retirement Services Company	Texas
AIG Technologies, Inc.	New Hampshire
SAFG Capital LLC	Delaware
AIG Global Asset Management Holdings Corp.	Delaware
AIG Asset Management (Europe) Limited	England and Wales
AIG Asset Management (U.S.), LLC	Delaware
AIG Global Real Estate Investment Corp.	Delaware
AIGGRE Europe Real Estate Fund I GP S.a r.l.	Luxembourg
AIGGRE U.S. Real Estate Fund I GP, LLC	Delaware
AIGGRE U.S. Real Estate Fund II GP, LLC	Delaware
AIGGRE Europe Real Estate Fund II GP S.a r.l.	Luxembourg
AIGGRE U.S. Real Estate Fund III GP, LP	Delaware
AIGGRE U.S. Real Estate Fund IV GP, LLC	Delaware
AIG Life Limited	England and Wales
Laya Healthcare Limited	Ireland